Exhibit 15.10

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3
(No. 333-274883) and Form S-8 (No. 333-274884) of Lithium Americas Corp. of our report dated
March 14, 2024 relating to the financial statements, which appears in this Form 20-F.

DRAFT

Chartered Professional Accountants

Vancouver, Canada

March 18, 2024

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, ca_vancouver_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.